Exhibit 10.1

COMMERCEBANK, N.A.
220 Alhambra Circle
Coral Gables, FL 33134

September 18, 2002

Extension Letter Agreement

Advanced Electronic Support Products, Inc.
1810 N.E. 144th Street
North Miami, FL 33181
Attn: Slav Stein President

Re:	Loan Agreement between Advanced Electronic Support Products, Inc. (“Borrower”) and Commercebank, N.A. (the “Lender”), dated September 23, 1999, as amended by that certain First Amendment to Loan Agreement, dated September 2, 2000, that certain Second Amendment to Loan Agreement dated March 16, 2001 and that certain Third Amendment to Loan Agreement dated September 21, 2001 (collectively, the Loan Agreement”)

Dear Mr. Stein:

       The purpose of this letter is to follow up on our discussions regarding a short term extension of the credit facility evidenced by the Loan Agreement. Any capitalized terms used herein and not defined herein shall have the meaning assigned in the Loan Agreement.

       The maturity date of the credit facility is extended on the following terms:

1.	The term “Line of Credit Maturity Date” shall be amended to be: January 23, 2003;

2.	The term “Maximum Line of Credit Amount” shall be amended to mean One Million Nine Hundred Thousand Dollars ($1,900,000).

3.	The inventory sublimit in the definition of Borrowing Base in Section 2.2(b)(ii)(1) of the Loan Agreement shall be reduced to Six Hundred Thousand Dollars ($600,000).

4.	You will pay all of our reasonable out of pocket expenses and costs in connection with this Extension Letter Agreement including, without limitation, out attorneys’ fees and Bahamian notary charges.

       Except as expressly modified in this letter, the terms of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect.

Slav Stein
Advanced Electronic Support
Products, Inc.
September 18, 2002

     Please sign this letter in the space provided below and return the original to me at my address above. This letter agreement may be signed in counterparts, each of which shall be deemed an original and binding on the parties.

Very truly yours, Commercebank, By:

Name:	David F. Sauers
Title:	Senior Vice President

Accepted and agreed to at Nassau, New Providence Island, Commonwealth of the Bahamas by:

Advanced Electronic Support Products, Inc.

By:

Name: Slav Stein
Title: President
Date: September      , 2002

COMMONWEALTH OF THE BAHAMAS	) ) ss:
ISLAND OF NEW PROVIDENCE	)

     The foregoing letter was sworn to before me this 18th day of September, 2002, in the Commonwealth of the Bahamas, Island of New Providence.

Notary Public, Commonwealth of the Bahamas My commission expires: